EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 54 to the Registration Statement (the “Registration Statement”) of MFS Series Trust XI (the “Trust”) (File Nos. 33-68310 and 811-7992), of my opinion dated January 25, 2018, appearing in Post-Effective Amendment No. 46 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on January 25, 2018.

Brian E. Langenfeld
Brian E. Langenfeld
Vice President and Managing Counsel

Boston, Massachusetts

January 26, 2023